Exhibit 99.1

News Release

For Release October 4, 2016	Contact Scott Gordon scottg@coreir.com Tel: (631 703 4900)

Elephant Talk Announces Divestiture of ValidSoft Through A Management Buy Out

Preserves License to Co-Market ValidSoft Authentication and  Biometric Security Solutions

NEW YORK, October 4, 2016 /PRNewswire/— Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“Elephant Talk,” or the "Company"), a leading international provider of mobile networking software and services, today announced the divestiture of its wholly-owned subsidiary, ValidSoft, completing the last major step in the Company’s comprehensive restructuring plan. Elephant Talk preserves its ability to continue to co-market and bundle ValidSoft’s Voice Biometric and Authentication services, which represents ongoing revenue generation opportunities as part of a perpetual license, without restrictions, including incorporating ValidSoft’s future release versions into Elephant Talk’s growing global mobility cloud platform offerings.

A management buy-out group, VSFT Holdings, led by Pat Carroll, the founder and CEO of ValidSoft, has agreed to acquire the shares of ValidSoft for a combination of $2 million in cash, which is being used to reduce the note of Elephant Talk’s senior secured lender, Atalaya and a $1 million unsecured note, bearing 5% interest, with a 2-year maturity date.    Additional value is immediately derived from this sale of ValidSoft by the cessation of cash burn associated with the net losses operationally incurred by ValidSoft. This number has been as high as $380,000 monthly during the recent 12 months. Elephant Talk restructuring and cost reductions have reduced this number to approximately $200,000 monthly, which now is eliminated, and produces a direct P&L benefit of approximately $2.4 million in the coming 12 months. This net value also immediately moves Elephant Talk to EBITDA neutral, as operationally adjusted for restructuring charges at the end of September 2016. The total direct and indirect value to Elephant Talk is expected to be more than $5 million.

“We are very pleased to consummate the sale of ValidSoft to Pat Carroll and his buy-out group,” said Hal Turner, Executive Chairman of Elephant Talk. “In addition to significantly strengthening Elephant Talk’s balance sheet and establishing positive monthly operating EBITDA on a pro forma basis, the closing of this transaction represents the last substantial piece of the three-phase restructuring program implemented in December 2015, and provides us with a strong base from which to grow our business. This transaction is a win for all our stakeholders. We have the same ability to sell ValidSoft services and grow revenues therefrom, as we did when we owned the company, through the license we have retained. With the elimination of the cash burn of ValidSoft from our books, we can now concentrate on our core mobility cloud services, without distraction, and benefit from an increased investment in our sales and marketing of our cloud platform in new markets. This sale also better facilitates our transformation to software and enabling software service using the fundamental platform services that have been so well developed and deployed by the largest and most successful mobile operators in the world. The new world of IoT and enterprise mobility await us and now we can focus solely on that and have the voice authentication that we think is most valuable in the world of mobile voice transactions,” Mr. Turner concluded.

Elephant Talk and VSFT Holdings have agreed to collaborate to bring together voice biometric security and authentication technologies with mobility solutions for the benefit of enterprises and consumers alike, including development and access to customers through cooperative marketing efforts. The Identity and Access Security market is currently a $9.16 billion market and predicted to growing to $18.3 billion by 2018, according to MarketsandMarkets and while the mobility markets offer tremendous potential, they only represent a subset of all of the potential markets that ValidSoft is able to address.

“It is time for ValidSoft to strike out on its own and address the broad and growing security markets beyond just the mobility markets,” said Pat Carroll, CEO of ValidSoft. “This separation of the two entities will strengthen both companies while preserving the opportunity for the two companies to work closely together on joint proposals. It has been a pleasure to be part of the Elephant Talk family and I remain a significant shareholder.  I look forward to a fruitful and mutually prosperous relationship,” Mr. Carroll added.

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp., and its subsidiaries (also referred to as “Elephant Talk”, “ET” and “the Company”) provide a complete mobility cloud platform, utilizing messaging and security capabilities. Elephant Talk offers fully managed ‘single sign on and application access’ Software as a Service (SaaS), Platform as a Service (PaaS), and Infrastructure as a Service (IaaS) applications designed for communications services providers and enterprises. SaaS are applications designed for end-users, delivered over the web. PaaS is a set of tools and services designed to make coding and deploying those applications quick and efficient. IaaS is the hardware and software solution that powers it all including servers, storage, networks and operating systems. The Company is comprised of a deeply experienced management team, architects, software developers, implementation specialists and an operations team who bring turnkey mobile solutions to the retail telecommunications industry. ET also provides software based authentication and voice-biometrics technology and services through its license with ValidSoft UK Limited (“ValidSoft”). For more information please visit: www.elephanttalk.com.

About ValidSoft UK Ltd:

ValidSoft secures transactions using personal authentication and device assurance. ValidSoft enables its customers to enhance their security while improving their user experience, utilizing our multi-factor authentication platform, Voice Biometric engine and Device Trust technology, all of which may be used as 'stand-alone' or integrated into multi-vendor solutions. ValidSoft serves multiple clients across the financial services, government and enterprise sectors and is the only company to have been granted four European Privacy Seals, reflecting its commitment to strong data privacy. For more information please visit: www.validsoft.com

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions (including, without limitation, Elephant Talk's plans in regard to its ValidSoft subsidiary). These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forwardlooking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Investor Relations Contacts:

Steve Gersten

(813)-926-8920

sgersten@tampabay.rr.com

Scott Gordon

CoreIR

(631)-703-4900

scottg@coreir.com

##